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                                                                 EXHIBIT 10.46.1



                 AMENDMENT TO SALARIED EMPLOYEE LEASE AGREEMENT
                                       AND
                         PAYMENT ACCELERATION AGREEMENT

Visteon Corporation ("Visteon"), Ford Motor Company ("Ford") and Automotive Components Holdings, LLC ("ACH") agree as follows:

1. Visteon and ACH hereby amend the Salaried Employee Lease Agreement dated as of October 1, 2005 ("Lease Agreement") between Visteon and ACH as follows:

         a.       Section 4.08 shall be added as follows:
         "Section 4.08 Escrow for Annual and Long term Incentives. Visteon and ACH shall establish an escrow fund in accordance with the terms of an escrow agreement substantially in the form attached hereto as Exhibit
         4.08 (the "Escrow Agreement") whereby ACH shall fund certain payments to be paid to the Leased Employees under the Visteon annual and long term cash incentive plans (individually a "Plan", in the aggregate the "Plans") for so long as the Escrow Agreement remains in effect in accordance with Section 2 of that certain Amendment to Salaried Employee Lease Agreement and Payment Acceleration Agreement among Ford, Visteon and ACH. Nothing herein contained shall be construed to make ACH the plan sponsor of the Plans nor shall the Plans be considered funded benefit arrangements under ERISA. No Leased Employee shall have any independent right or claim on the funds in the Escrow Fund (as defined in the Escrow Agreement). Visteon shall retain sole legal responsibility for any payments due under the Plans to Leased Employees."

         b. Section 4.01(iii) shall remain in effect provided, however, it shall be suspended solely with respect to prepaid expense associated with the 2006 performance period for the Plans and for performance periods for subsequent years during the term of the Escrow Agreement (defined below) which shall be paid through the Escrow Agreement as described in Section 1(a) above. In the event the Escrow Agreement is terminated, Section 4.01(iii) shall be reinstated with respect to such payments.

2.       The Escrow Agreement to be attached to the Lease Agreement as Exhibit
4.08 shall be substantially in the form attached hereto and shall provide that the interest on the Escrow Fund shall accrue to ACH. The Escrow Agreement shall remain in effect for calendar year 2006; thereafter, ACH may elect to continue depositing funds into the Escrow Agreement for subsequent full calendar years or ACH may elect to terminate the Escrow Agreement.

3. In consideration of the above, Visteon has requested that Ford and its affiliates accelerate payments for goods purchased by them from Visteon, and Ford has agreed that, before the end of each calendar quarter during the term of the Escrow Agreement, Ford and its affiliates will accelerate certain payments to Visteon for goods purchased from Visteon by Ford and its affiliates as follows:

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         a.       For 2006, the amounts to be accelerated shall approximate as closely as possible the cumulative amounts that are attributable to the monthly accruals associated with the 2006 Plans (as defined in the Lease Agreement) through the end of the applicable calendar quarter; and

         b. If the term of the Escrow Agreement is extended beyond 2006, then for subsequent years, the same calculations of amounts to be accelerated shall be made except that the amounts shall be based on the monthly accruals associated with the Plans for the applicable calendar year and shall not be accumulated with any accruals for the prior performance period.

4. This agreement shall be governed by and construed in accordance with the laws of the State of Michigan. The parties hereto consent to the jurisdiction of the courts of the State of Michigan in all matters pertaining to this agreement.

The parties have signed this Amendment to Salaried Employee Lease Agreement and Payment Acceleration Agreement as of March 30, 2006.

FORD MOTOR COMPANY                           VISTEON CORPORATION



By:  /s/ Don Leclair                         By:   /s/ Brian Casey
     -------------------------------             -------------------------------

Title:  EVP & CFO                            Title: Vice President & Treasurer
      ------------------------------               -----------------------------

AUTOMOTIVE COMPONENTS HOLDINGS, LLC


By:   /s/ William Connelly
      -----------------------------

Title: CFO
      ------------------------------